Exhibit 99.1
AMENDED AND UPDATED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
     The following amended and updated unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2005 is based on the historical financial statements of Covanta Holding Corporation (“Covanta”) and the unaudited historical financial statements of Covanta ARC Holdings, Inc. and its subsidiaries (“ARC Holdings”). The unaudited pro forma condensed consolidated statement of operations is presented as if the acquisition of ARC Holdings by Covanta, through its wholly-owned subsidiary Covanta Energy Corporation (“Covanta Energy”), occurred on January 1, 2005 adjusted for events that are (1) directly attributable to the transaction, (2) expected to have continuing impact, and (3) factually supportable.
     The amended and updated unaudited pro forma consolidated financial information should be read in conjunction with:
•	The accompanying notes to the amended and updated unaudited pro forma condensed consolidated statement of operations,
•	Covanta’s separate historical consolidated financial statements as of and for the year ended December 31, 2005 contained in Covanta’s Annual Report on Form 10-K filed on March 14, 2006 with the Securities and Exchange Commission, and
•	ARC Holdings’ historical condensed consolidated statement of operations for the year ended December 31, 2005 included in this Exhibit 99.1.

Covanta Holding Corporation
Fiscal Year Ended December 31, 2005
Amended and Updated Unaudited Pro Forma Consolidated Statement of Operations
In Thousands, Except Per Share Amounts

	Covanta	ARC Holdings	Pro Forma		Pro Forma
	Jan. 1-Dec. 31, 2005	Jan. 1 - June 24, 2005	Adjustments	ADJ	Consolidated
OPERATING REVENUES:
Waste and service revenues	$638,503	$148,792	$1,860	A	$789,155
Energy and steam sales	322,770	79,660	—		402,430
Other operating revenues	17,490	—	—		17,490

Total operating revenues	978,763	228,452	1,860		1,209,075

OPERATING EXPENSES:
Plant operating expenses	557,490	103,617	3,136	B	664,243
Depreciation and amortization expense	124,925	57,032	1,495	B	183,452
Net interest expense on project debt	52,431	13,964	1,102	B	67,497
Other operating expenses	11,015	519	—		11,534
General and administrative expenses	69,629	52,133	(41,675)	C	79,363
			(724)	B
California Grantor Trust Settlement	10,342	—	—		10,342
Restructuring charges	2,765	—	(2,765)	C	—
Acquisition-related charges	3,950	—	(3,950)	C	—

Total operating expenses	832,547	227,265	(43,381)		1,016,431

Operating income	146,216	1,187	45,241		192,644

Other income (expenses):
Investment income	6,129	1,225	—		7,354
Interest expense	(89,973)	(26,368)	28,944	D	(119,244)
			(37,860)	E
			3,953	B
			2,060	F
Gain on derivative instruments, ACL warrants	15,193	—	—		15,193

Total other expenses	(68,651)	(25,143)	(2,903)		(96,697)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	77,565	(23,956)	42,338		95,947
Income tax (expense) benefit	(34,651)	6,033	(14,558)	G	(43,176)
Minority interests	(9,197)	(56)	—		(9,253)
Equity in net income from unconsolidated investments	25,609	—	—		25,609

NET INCOME (LOSS)	$59,326	$(17,979)	$27,780		$69,127

Earnings Per Share of Common Stock:
Basic	$0.49				$0.49

Diluted	$0.46				$0.47

Weighted Average Shares of Common Stock:
Basic	122,209		17,787		139,996
Diluted	127,910		17,787		145,697

NOTE 1: BASIS OF PRESENTATION
     The following table summarizes Covanta’s purchase price allocation of the assets acquired and liabilities assumed as of June 24, 2005 (the “Acquisition Date”) of ARC Holdings, in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 109, “Accounting for Income Taxes.”

	Purchase Price Allocation as of
	December 31, 2005	September 30, 2006
	(in thousands of dollars)
Current assets	$233,885	$233,659
Property, plant and equipment	1,973,316	1,982,847
Intangible assets (excluding goodwill)	287,421	287,421
Goodwill	255,927	217,548
Other assets	146,603	146,495

Total assets acquired	$2,897,152	$2,867,970

Current liabilities	$75,836	$76,258
Current portion of long-term debt	29,958	29,958
Current portion of project debt	64,305	64,344
Long-term debt	662,379	662,379
Project debt	737,385	737,385
Deferred income taxes	398,953	377,211
Other liabilities	177,930	170,029

Total liabilities assumed	2,146,746	2,117,564

Minority interest acquired	3,058	3,058

Net assets acquired	$$747,348	$747,348

     The acquired intangible assets of $287.4 million relate to favorable energy and waste contracts, landfill rights, other nonamortizing intangibles and a favorable leasehold interest with an approximate ten-year average useful life. As part of Covanta’s purchase price allocation during the quarter ended June 30, 2006 for the ARC Holdings acquisition, goodwill was adjusted to reflect a $28.6 million reversal of a deferred tax asset valuation allowance. Goodwill also reflects an increase to the carrying value of property, plant and equipment of $9.5 million; an increase to the deferred tax liability of $6.9 million; a reduction to the liability of $27.4 million owed to one of the prior owners of ARC Holdings; an increase in an unfavorable waste contract of $12.1 million; and various other asset and liability adjustments of $8.1 million. As of September 30, 2006, goodwill was $217.5 million.
NOTE 2: PRO FORMA ADJUSTMENTS
     Adjustments for the ARC Holdings Transactions
A.	To record additional waste and service revenues prior to the Acquisition Date as a result of conforming debt service revenue recognition at ARC Holdings subsidiaries to Covanta Energy’s debt service revenue recognition policy, which policy has been implemented by ARC Holdings since the Acquisition Date.

B.	To record the difference between the fair value and the historical amounts of ARC Holdings’ assets and debt assumed by Covanta on the Acquisition Date and the related impacts on depreciation, amortization, net interest expense on project debt and interest expense as if the acquisition had occurred on January 1, 2005. The fair value of contract related assets (classified as intangible assets, net) were attributable to revenue arrangements for which the contractual rates were greater than the market rates and have an approximate ten-year average useful life. The fair value of contract related liabilities (classified as other liabilities) were attributable to revenue arrangements for which contractual rates were less than the market rates and have an approximate 14-year average useful life.
C.	Represents costs related to ARC Holdings’ officers that were terminated in connection with the transaction as well as transaction related costs incurred by ARC Holdings as follows (in thousands of dollars):

Year Ended
Dec. 31, 2005
Transaction related costs	$12,150
Executive severance	25,730
Executive compensation	3,795

$41,675

Additionally, Covanta’s December 31, 2005 consolidated financial statements reflect charges of $2.8 million and $4.0 million related to restructuring and integration expenses, respectively.
D.	Covanta entered into new credit arrangements (the “Credit Facilities”) as part of the ARC Holdings acquisition which were assumed to have occurred as of January 1, 2005 on a pro forma basis. On May 26, 2006, Covanta entered into agreements which amended the Credit Facilities. These amendments were not taken into consideration when developing the pro forma adjustments since the amendments were not in connection with the ARC Holdings acquisition. As such, all adjustments described below are based on the terms of the Credit Facilities that were entered into by Covanta in connection with the ARC Holdings acquisition.

To reverse historical interest expense (including letter of credit fees) associated with recourse debt and unfunded credit facilities refinanced with the Credit Facilities, and the net proceeds from a rights offering undertaken by Covanta during the second quarter of 2005 as part of the financing of the ARC Holdings acquisition (in thousands of dollars):

Year Ended
Dec. 31, 2005
Covanta Energy recourse debt and credit facilities	$28,352
ARC Holdings credit facilities	592

Total	$28,944

E.	To include pro forma interest expense based on the Credit Facilities from January 1 through June 24, 2005 (in thousands of dollars):

			Fiscal Year Ended
	Principal	Rate	Dec. 31, 2005
Credit Facilities:
First Lien Facility	$275,000	7.58%	$10,424
Second Lien Facility	100,000	10.087%	5,041
Second Lien Facility	60,000	9.77%	2,932
Second Lien Facility	240,000	9.78%	11,736

Total Borrowings	$675,000		$30,133

Available for letters of credit and revolving credit:	$340,000	3%	$5,100
Letter of credit availability under First Lien Facility Revolving credit facility*	100,000	0.5%	250

Total unfunded	$440,000		$5,350

Amortization of Credit Facilities financing costs			2,377

Total			$37,860

          (*) Available for up to $75 million of letters of credit as an alternative to borrowings. This facility remained unused as of December 31, 2005.
Interest rates under the new Credit Facilities are based on the one or three-month London InterBank Offering Rate (“LIBOR”), plus a margin of 3.00% for the First Lien Facility and 5.50% for the Second Lien Facility. The rates used to determine the pro forma adjustments above were selected with regard to Covanta’s credit ratings and the one-month LIBOR rate of 4.58% used for the February through March 2006 payment period. A 1/8 percentage point change in interest rates would result in a $0.9 million change in earnings before income taxes for the year ended December 31, 2005.
F.	To record the effect of the fair value adjustment associated with terminating an obligation to one of ARC Holding’s prior owners.
G.	To record the estimated income tax effects associated with the pro forma adjustments to pre-tax income to arrive at a blended assumed effective tax rate of 45% for the combined company for year ended December 31, 2005.

Covanta ARC Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands of dollars)

	For the Period	For the Period
	From June 25,	From January 1,
	through	through
	December 31, 2005	June 24, 2005
Operating revenues:
Waste and services revenues	$169,479	$148,792
Electricity and steam sales	89,075	79,660

Total operating revenues	258,554	228,452

Operating expenses:
Plant operating expenses	103,203	103,617
Depreciation and amortization expense	58,907	57,032
Net interest expense on project debt	15,074	13,964
General and administrative expenses	8,738	52,133
(Gain) loss on asset retirements	(381)	519

Total operating expenses	185,541	227,265

Operating income	73,013	1,187

Other income (expense):
Interest income	1,601	1,225
Interest expense	(25,521)	(26,368)

Total other expenses	(23,920)	(25,143)

Net income (loss) before income tax (expense) benefit and minority interests	49,093	(23,956)
Income tax (expense) benefit	(20,423)	6,033
Minority interests	(79)	(56)

Net income (loss)	$28,591	$(17,979)